UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
STELLAR BANCORP, INC.
(Exact name of registrant as specified in its charter)

Texas	20-8339782
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Common stock, par value $0.01 per share	The NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act: N/A

EXPLANATORY NOTE

Item 1. Description of Registrant's Securities to be Registered
The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.2 of the Company’s most recent Annual Report on Form 10-K, as filed with the Commission on March 3, 2025, to which this Form 8-A relates, is incorporated herein by reference.

Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE Texas, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STELLAR BANCORP, INC.
Date:	June 3, 2025
By:	/s/ Robert R. Franklin, Jr.
Name: Robert R. Franklin, Jr.
Title: Chief Executive Officer